EXHIBIT 99.1

SULLIVAN & WORCESTER	Sullivan & Worcester LLP 1290 Avenue of the Americas New York, NY 10104	T 212 660 3000 F 212 660 3001 www.sandw.com

May 30, 2008

By Fax and Mail
918-599-0786

Mr. Nicholas Malino
President
Amerex Group, Inc.
1105 N. Peoria Avenue
Tulsa, Oklahoma 74106

Re:	$750,000 Secured Promissory Note dated August 10, 2007 (the "Note"), from Amerex Group, Inc. ("Borrower") to Professional Offshore Opportunity Fund, Ltd ("Holder")

Dear Mr. Malino:

This firm represents Professional Offshore Opportunity Fund, Ltd. By this letter, you are hereby given notice of Borrower's default of the referenced Note, The default is based, among other grounds, on Borrower's failure to make the payments scheduled under the Note, as extended, for the months of April and May 2008.

As a result of this default, all payments and other amounts due under the Note are hereby accelerated and demand is now made for full payment of such amounts, which include unpaid principal, interest, penalties, and enforcement costs. Holder has authorized this firm to commence legal action against Borrower and all other responsible parties should Borrower fail to comply immediately with this demand.

This letter is without prejudice to Holder's rights under the Note and other agreements and does not limit the manner or basis upon which Holder can act to enforce its rights.

Very truly yours,

/s/ Andrew T. Solomon

Andrew T. Solomon

cc: Mr. Howard Berger

BOSTON  NEW YORK  WASHINGTON, DC